                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                  AGE INVERSIONES EN MEDIO AMBIENTE, SL (AIMA)

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.- Age Inversiones en Medio Ambiente,  SL hereinafter referred to as: "The
     Company"-is a closed company with limited  liability,  organised  under the laws of Spain, having its registered office at c/ Bonsoms 15-17,  Barcelona
     08028  (Spain)  and  having  its  offices  at the  same  place,  and  being registered  in the  Mercantile  Register of Barcelona on Page  B-213.735 of
     Volume 32.512, Folio 131

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of  Association  of the Company have most  recently been amended by deed on the 15 November 2000,  executed  before D. Leopoldo
     Martinez De Salinas Alonso, civil law notary, officiating in Barcelona. The articles of association have not been amended since.

     3.- According to Articles 2 and 3 of the recent  Articles of Association of the  Company,  the purpose of the Company is the  promotion,  construction, installation  and  development  of any  activity  related to  Environmental protection on energy  production.  The listed  activities  can be developed indirectly,  totally or partially, through participation in other companies with analogous or identical object.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   D. JUAN GUMMA MARAGALL,  Spanish,  adult of age, with domicile in
               Via  Augusta,   n°118,   Barcelona,   Spanish   I.D.   number
               46.226.003-M.
          2.   D. DEREK JOHN SPENCER,  adult of age,  British,  passport  number
               003980793  and Spanish ID number  X-2159330-K,  with  domicile in
               Paseo de la Castellana 23, 2°, Madrid.
          3.   D. FRANCISCO RAUSELL SOLARI, adult of age, Spanish, with domicile in Paseo de la Castellana,  n°23,  2(a), Madrid,  Spanish I.D
               number 27.289.321-M.
          4.   Dª.  MARIA  DEL  CARMEN  GARCIA  ARGUELLES,  adult  of  age,
               Spanish,  with domicile in Paseo de la  Castellana,  23,  2°,
               Madrid and Spanish ID number 10.874.842-M.
          5.   D. FRANCISCO BOADA PALLERES, Spanish, adult of age, with domicile in Barcelona,  calle  Calatrava,  n°8,  and Spanish ID number
               50.283.179-G.
          6.   CORPORACIO AGE, S.L.  company  incorporated in 18 March 1994 with domicile in Barcelona,  calle  Bonsoms,  15-17.  Inscribed at the
               Mercantile  Register of Barcelona  (tomo 27.145,  folio 128, hoja
               B-114.890, inscripcion 1ª).

Signed in Madrid on 10 April 2001

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133